UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 9, 2021
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AT&T INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 2.650% Global Notes due December 17, 2021	T 21B	New York Stock Exchange
AT&T Inc. 1.450% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.500% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.750% Global Notes due May 19, 2023	T 23C	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

AT&T Inc. (AT&T or the Company) is providing, as a convenience to its investors, the following supplemental operating information reflecting the July 31, 2021 separation of the U.S. video business including products commercially branded AT&T TV, AT&T TV Now, AT&T U-verse and DIRECTV. In the following discussion, “Video” refers to the historical U.S. video operations as defined and reported in AT&T’s Form 10-Q for the three-months ended June 30, 2021 and “DIRECTV” refers to the new company formed with TPG Capital. For more information on the transaction with TPG, please refer to AT&T’s Current Reports on Form 8-K filed February 25, 2021 and August 2, 2021.

The information included herein (Exhibit 99.1) is intended to reflect the historical operating results of the Company excluding the businesses transferred to form the new DIRECTV on July 31, 2021, as if such transfer occurred as of January 1, 2020. This supplemental pro forma information is not intended to be a complete presentation of AT&T’s operating results or financial position. This pro forma presentation is presented for information purposes only and does not purport to represent what AT&T operations would have been nor do they purport to project the results or operations for any future period. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

Significant adjustments include:
(A1)    Removal of AT&T’s reported Video business. This adjustment reflects the removal of operating results of the Video business transferred on July 31, 2021, though does not adjust for certain shared costs that will be retained by the Company or amounts that may be reimbursed or paid for by DIRECTV under transition service agreements (TSAs) and commercial arrangements, except as discussed in (A2) and (A3) below. The information in Exhibit 99.1 has assumed that all NFL SUNDAY TICKET (NFLST) costs were part of the Video business for all historical periods presented.

(A2)    Removal of intercompany eliminations. WarnerMedia licenses content and programming to DIRECTV. Historically, the revenue recorded by the WarnerMedia segment and expenses recorded in Video were eliminated in consolidation but are third-party activities after the close of the transaction. The information in Exhibit 99.1 has assumed that these transactions were third-party agreements starting January 1, 2020.

(A3)     Pursuant to a commercial agreement, WarnerMedia will continue to sell DIRECTV’s advertising inventory until the completion of the Warner Bros. Discovery Transaction. In exchange for DIRECTV’s advertising inventory, DIRECTV will receive a 70% revenue share. WarnerMedia will record amounts billed as advertising revenue and recognize an expense for DIRECTV’s 70% revenue share. This adjustment reflects recognition of the advertising revenues and associated expenses assuming the commercial agreement was in place as of January 1, 2020. Historically, these revenues and expenses were reflected in both the WarnerMedia segment and Video results with elimination of the dual reporting in consolidation.

AT&T’s Accounting for DIRECTV

Retained Costs, Transition Service Arrangements and Commercial Agreements
Video’s reported results included certain costs that will be retained by AT&T after separation, including depreciation of AT&T’s network infrastructure that provides both U-verse video and broadband services to customers. AT&T estimates that the Company will retain approximately $500 million of operations and support costs and $150 million of network depreciation costs per quarter. AT&T’s current expectation is that approximately 50% of these expenses will be reimbursed or paid for through TSAs and commercial agreements with DIRECTV and will partially offset the retained expenses. The amount and duration of these arrangements are dependent on the future operational needs of DIRECTV and have not been included as adjustments to Exhibit 99.1. To maintain comparability of AT&T’s operating segment results, and while operational plans and cost reduction initiatives are developed, AT&T intends to report the retained costs and reimbursements in Corporate and Other for the remainder of 2021.

NFL SUNDAY TICKET
AT&T agreed to pay net losses under the NFLST contract up to a cap of $2.1 billion over the remaining period of the contract (through the end of the 2022 NFL regular season). At the closing of the transaction, AT&T recognized a payable to DIRECTV associated with this agreement and these payments will be reported as financing activities.

Reported and Adjusted Earnings
Beginning in the third quarter of 2021, AT&T will record its share of DIRECTV’s reported earnings as equity in net income of affiliates. DIRECTV’s reported results will include merger costs, including amortization of intangible assets established in purchase accounting, and will reflect accounting policies and capital allocation decisions as determined by DIRECTV. AT&T is not currently able to reasonably estimate these impacts.

DIRECTV’s earnings and losses will be allocated to the investors based on the distribution waterfall pursuant to the Amended and Restated Limited Liability Company Agreement of New DTV dated July 31, 2021. AT&T will recognize its pro rata share of DIRECTV’s earnings as equity in net income of affiliates. Consistent with AT&T’s historical presentation of adjustment for merger-related costs to reported diluted earnings per share (EPS), the Company expects to exclude its share of DIRECTV’s merger-related amortization and other purchase accounting impacts (which are included in DIRECTV results and therefore AT&T’s reported equity in net income of affiliates) in determining adjusted diluted EPS. The Company has not changed its expectation on adjusted equity in net income from DIRECTV for the remainder of 2021.

Cash Flow Presentation
In connection with the closing of the transaction, of the $7.6 billion proceeds, AT&T will report approximately $1.8 billion as cash received from financing activities as it relates to the payable to DIRECTV, and the remaining net proceeds as cash received from investing activities.

Pursuant to U.S. generally accepted accounting principles (GAAP), AT&T will treat distributions received from DIRECTV, including tax distributions, as returns on investment and classify them as cash flows from operating activities until those distributions exceed AT&T’s cumulative reported equity in the earnings of DIRECTV. AT&T will treat the excess amount as a return of investment and classify it as cash flows from investing activities. Beginning in the third quarter of 2021, AT&T will include all cash received from DIRECTV as part of its non-GAAP measure, Free Cash Flow, including distributions reported as investing activities pursuant to GAAP.

Other Reporting Matters
Following the separation, AT&T does not expect to provide disclosures of subscribers or other key performance metrics for DIRECTV.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished as part of this report:

(d)	Exhibits

	99.1	Supplemental Quarterly Pro Forma Financial Information
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 9, 2021	By: /s/ Debra L. Dial . Debra L. Dial Senior Vice President and Controller